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                                                                    Exhibit 99.1


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News Release
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CONTACT:
Investor Contact:
Mark Lamb
Director - Investor Relations
Onyx Software
425-519-4034
                                                               FOR RELEASE AFTER
                                                            1:00 PM EASTERN TIME
                                                                    May 19, 2003


   ONYX SOFTWARE CORPORATION COMPLETES $3 MILLION PRIVATE PLACEMENT FINANCING

BELLEVUE, WASH. - Onyx(R) Software (NASDAQ: ONXS), a worldwide leader in successful CRM, today announced that it has completed a transaction for the sale of 4,542,788 newly issued shares of common stock in a private placement. Onyx anticipates that the transaction will result in net proceeds to the company of approximately $2.8 million, after deducting the estimated offering costs. Onyx intends to use the net proceeds for working capital and general corporate purposes.

Under the terms of the Agreement, the Special Situations funds purchased 4,153,900 shares at a price of $0.65 per share and other investors, primarily including directors and executive officers of Onyx, purchased 388,888 shares at a price equal to fair market value, which was determined to be $0. 81 per share based on the average of the closing bid prices of Onyx common stock for the two trading days immediately preceding the issuance. An associate of Special Situations Fund also will receive five-year warrants to purchase 25,000 shares of common stock at an exercise price of $0.8125.

"We are very pleased that a large existing shareholder, as well as the majority of Directors and Executive Officers participated in the financing," said Brent Frei, Chief Executive Officer of Onyx. "We believe that our ability to complete this transaction on these terms is incredibly positive, and speaks volumes about the Company."

The securities sold have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or applicable exemption from registration. Onyx has agreed to file, no later than 30 days after the closing, a registration statement providing for the resale of the issued shares and the shares underlying the warrant issued at closing.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.



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ABOUT ONYX SOFTWARE

Onyx Software Corp. (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, usable solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental Plans of California, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

FORWARD-LOOKING STATEMENT

This press release contains forward-looking statements about the expected net proceeds of the offering and the expected benefit of the offering to Onyx. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx's actual results include, but are not limited to, the risk that the costs of the offering will be higher than the company currently anticipates and, therefore, our net proceeds will be less than $2.8 million, the risk that Onyx does not achieve the anticipated benefits of the proceeds of the financing and the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on form 10-Q for the period ending March 31, 2003. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.